EXHIBIT 99.1

TTM Technologies, Inc. Reports Fourth Quarter and Fiscal Year 2015 Results

COSTA MESA, Calif., Feb. 04, 2016 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a leading global printed circuit board (“PCB”) manufacturer, today reported results for the fourth quarter and fiscal year 2015, which ended December 28, 2015.  Our results include the contribution from the Viasystems Group, Inc. ("Viasystems") acquisition, which was completed on May 31, 2015.

Fourth Quarter 2015 Highlights

  Net sales were $668.9 million
  GAAP net income attributable to stockholders was $9.5 million, or $0.09 per diluted share
  Non-GAAP net income attributable to stockholders was $31.5 million, or $0.31 per diluted share
  Adjusted EBITDA was $95.8 million
  Free cash flow was $118.4 million

Fiscal Year 2015 Highlights

  Net sales were $2.1 billion
  GAAP net loss attributable to stockholders was $25.9 million, or $0.28 per share
  Non-GAAP net income attributable to stockholders was $81.1 million, or $0.87 per diluted share
  Adjusted EBITDA was $285.7 million
  Free cash flow was $182.7 million

Fourth Quarter 2015 Financial Results

Net sales for the fourth quarter of 2015 were $668.9 million compared to $652.0 million in the third quarter of 2015 and $390.9 million in the fourth quarter of 2014.

GAAP operating income for the fourth quarter of 2015 was $36.5 million compared to operating income of $23.6 million in the third quarter of 2015 and operating income of $26.6 million in the fourth quarter of 2014.

GAAP net income attributable to stockholders for the fourth quarter of 2015 was $9.5 million, or $0.09 per diluted share.  This compares to GAAP net loss attributable to stockholders of $2.2 million, or $0.02 per share, in the third quarter of 2015 and GAAP net income of $13.9 million, or $0.17 per diluted share, in the fourth quarter of 2014.

On a non-GAAP basis, net income attributable to stockholders for the fourth quarter of 2015 was $31.5 million, or $0.31 per diluted share.  This compares to non-GAAP net income of $23.8 million, or $0.24 per diluted share, for the third quarter of 2015 and $23.2 million, or $0.28 per diluted share, for the fourth quarter of 2014.

Adjusted EBITDA for the fourth quarter of 2015 was $95.8 million, or 14.3 percent of net sales, compared to adjusted EBITDA of $87.6 million, or 13.4 percent of net sales, for the third quarter of 2015 and $60.5 million, or 15.5 percent of net sales, for the fourth quarter of 2014.

“Our solid fourth quarter execution combined with seasonal growth in the cellular phone end market and robust demand in the automotive and aerospace and defense end markets drove our sequential increases in gross margin, operating profit and strong free cash flow generation,” said Tom Edman, CEO of TTM.  “We are pleased to report non-GAAP earnings above the high end of our guidance range and revenue in line with expectations.  In addition, we generated $118 million in free cash flow during the quarter which we will use to repay $70-80 million of principal on our term loan late in the first quarter.”

Full Year 2015 Financial Results

Net sales for fiscal year 2015 increased to $2.1 billion from $1.3 billion in fiscal year 2014.

GAAP operating income for fiscal year 2015 was $61.3 million, an increase from GAAP operating income of $46.5 million in fiscal year 2014.

GAAP net loss attributable to stockholders for fiscal year 2015 was $25.9 million, or $0.28 per share, compared to GAAP net income of $14.7 million, or $0.18 per diluted share, for fiscal year 2014.  The GAAP results were negatively impacted by approximately $59.4 million of expenses related to the acquisition and integration of Viasystems.

On a non-GAAP basis, net income attributable to stockholders for fiscal year 2015 was $81.1 million, or $0.87 per diluted share.  This compares to fiscal year 2014 non-GAAP net income of $39.3 million, or $0.47 per diluted share.

Adjusted EBITDA for fiscal year 2015 was $285.7 million, or 13.6 percent of net sales, compared to $166.0 million, or 12.5 percent of net sales, for fiscal year 2014.

“2015 was a transformational year for our company that culminated in the creation of one of today’s leading global PCB manufacturers with increased customer and end market diversity.  We delivered on our integration initiatives and exited the year having achieved 80% of our $55 million annualized synergy target,” continued Edman.

“We expect our leadership in a diverse set of end markets to pay-off in the first quarter of 2016 as anticipated strength in automotive and aerospace and defense markets will help to mitigate a seasonal downturn in the cellular phone market. We will continue to build on these strengths as we leverage TTM’s advanced technology position into the automotive market in particular.”

Business Outlook

For the first quarter of 2016, TTM estimates that revenue will be in the range of $570 million to $610 million, and non-GAAP net income will be in the range of $0.05 to $0.11 per diluted share.

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss fourth quarter and fiscal year 2015 results and first quarter 2016 outlook on Thursday, February 4, 2016, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).  The conference call may include forward-looking statements.

Telephone access is available by dialing domestic 888-438-5535 or international 719-457-2648 (ID 4399593).  The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM's current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the successful integration of Viasystems, including, the planned plant combinations and closure, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM's products, market pressures on prices of TTM's products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM's dependence upon a small number of customers and other factors set forth in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies.  TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure.  However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	Fourth Quarter		Third Quarter	Full Year
	2015	2014	2015	2015	2014

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Net sales	$668,874	$390,912	$652,005	$2,095,488	$1,325,717
Cost of goods sold	560,604	322,437	562,887	1,785,351	1,131,028

Gross profit	108,270	68,475	89,118	310,137	194,689

Operating expenses:
Selling and marketing	17,963	9,926	17,642	57,361	36,919
General and administrative	41,654	30,046	39,456	167,109	100,944
Amortization of definite-lived intangibles	6,683	1,935	6,421	18,888	8,387
Restructuring charges	5,429	(7)	2,003	7,941	55
Impairment of long-lived assets	-	-	-	-	1,845
Gain on sale of asset	-	-	-	(2,504)	-
Total operating expenses	71,729	41,900	65,522	248,795	148,150

Operating income (loss)	36,541	26,575	23,596	61,342	46,539

Interest expense	(20,208)	(5,691)	(21,002)	(59,753)	(23,830)
Loss on extinguishment of debt	-	-	-	(802)	(506)
Other, net	3,925	1,620	3,998	8,189	88

Income (loss) before income taxes	20,258	22,504	6,592	8,976	22,291
Income tax (provision) benefit	(10,601)	(8,566)	(8,730)	(34,594)	(7,598)

Net income (loss)	$9,657	$13,938	$(2,138)	$(25,618)	$14,693

Net income attributable to noncontrolling interest	(136)	-	(99)	(264)	-
Net income (loss) attributable to stockholders	$9,521	$13,938	$(2,237)	$(25,882)	$14,693

Earnings (loss) per share attributable to stockholders:
Basic	$0.10	$0.17	$(0.02)	$(0.28)	$0.18
Diluted	$0.09	$0.17	$(0.02)	$(0.28)	$0.18

Weighted-average shares used in computing per share amounts:
Basic	99,134	83,345	99,128	92,675	83,238
Diluted	126,329	84,205	99,128	92,675	83,941

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share for the quarter ended Q4 2015

Net income attributable to stockholders	$9,521
Add back items: interest expense, net of tax	2,009
Adjusted net income attributable to stockholders	$11,530
Weighted-average shares outstanding	99,134
Dilutive effect of convertible debt	25,940
Dilutive effect of performance-based stock units, restricted stock units and stock options	1,255
Diluted shares	126,329
Earnings per share attributable to stockholders:
Basic	$0.10
Diluted	$0.09

SELECTED BALANCE SHEET DATA
	December 28, 2015	December 29, 2014
Cash and cash equivalents, including restricted cash	$262,630	$279,042
Accounts and notes receivable, net	454,001	307,933
Inventories	268,923	145,187
Total current assets	1,022,520	798,123
Property, plant and equipment, net	1,103,067	754,718
Other non-current assets	545,717	48,448
Total assets	2,671,304	1,601,289

Short-term debt, including current portion of long-term debt	$157,375	$128,045
Accounts payable	347,916	217,326
Total current liabilities	744,994	496,012
Debt, net of discount	1,044,582	374,642
Total long-term liabilities	1,099,641	389,813
Total equity	826,669	715,464
Total liabilities and equity	2,671,304	1,601,289

SUPPLEMENTAL DATA
	Fourth Quarter		Third Quarter	Full Year
	2015	2014	2015	2015	2014
Gross margin	16.2%	17.5%	13.7%	14.8%	14.7%
Operating margin	5.5%	6.8%	3.6%	2.9%	3.5%

End Market Breakdown:
	Fourth Quarter		Third Quarter
	2015	2014	2015

Aerospace/Defense	13%	14%	14%
Automotive	18%	3%	17%
Cellular Phone	18%	35%	16%
Computing/Storage/Peripherals	12%	10%	12%
Medical/Industrial/Instrumentation	13%	8%	14%
Networking/Communications	23%	27%	25%
Other	3%	3%	2%

Stock-based Compensation:
	Fourth Quarter		Third Quarter
	2015	2014	2015
Amount included in:
Cost of goods sold	$327	$197	$322
Selling and marketing	301	263	294
General and administrative	2,007	1,287	2,056
Total stock-based compensation expense	$2,635	$1,747	$2,672

Operating Segment Data:
	Fourth Quarter		Third Quarter
Net sales:	2015	2014	2015
PCB	$611,045	$372,465	$604,771
E-M Solutions	61,021	19,073	49,658
Corporate	-	-	-
Total sales	672,066	391,538	654,429
Inter-segment sales	(3,192)	(626)	(2,424)
Total net sales	$668,874	$390,912	$652,005

Operating segment income:
PCB	$66,320	$37,236	$52,191
E-M Solutions	2,612	744	(1,729)
Corporate	(25,708)	(9,470)	(20,445)
Total operating segment income	43,224	28,510	30,017
Amortization of definite-lived intangibles	(6,683)	(1,935)	(6,421)
Total operating income	36,541	26,575	23,596
Total other expense	(16,283)	(4,071)	(17,004)
Income before income taxes	$20,258	$22,504	$6,592

RECONCILIATIONS[1]
	Fourth Quarter		Third Quarter	Full Year
	2015	2014	2015	2015	2014
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$108,270	$68,475	$89,118	$310,137	$194,689
Add back item:
Inventory markup and PP&E step up	598	-	8,214	16,220	-
Stock-based compensation	327	197	322	1,117	866
Non-GAAP gross profit	$109,195	$68,672	$97,654	$327,474	$195,555
Non-GAAP gross margin	16.3%	17.6%	15.0%	15.6%	14.8%

Non-GAAP operating income reconciliation[3]:
GAAP operating income (loss)	$36,541	$26,575	$23,596	$61,342	$46,539
Add back items:
Amortization of definite-lived intangibles	6,683	1,935	6,421	18,888	8,387
Stock-based compensation	2,635	1,747	2,672	9,661	7,800
Gain on sale of asset	-	-	-	(2,504)	-
Acquisition-related costs	1,521	4,349	2,065	34,448	5,981
Inventory markup and PP&E step up	598	-	8,214	16,220	-
Impairments and restructuring charges	5,429	(7)	2,003	7,941	1,900
Non-GAAP operating income	$53,407	$34,599	$44,971	$145,996	$70,607
Non-GAAP operating margin	8.0%	8.9%	6.9%	7.0%	5.3%

Non-GAAP net income and EPS attributable to stockholders reconciliation[4]:
GAAP net income (loss) attributable to stockholders	$9,521	$13,938	$(2,237)	$(25,882)	$14,693
Add back items:
Amortization of definite-lived intangibles	6,683	1,935	6,421	18,888	8,387
Stock-based compensation	2,635	1,747	2,672	9,661	7,800
Non-cash interest expense	4,893	2,585	4,819	15,626	10,165
Gain on sale of asset	-	-	-	(2,504)	-
Acquisition-related costs	1,521	4,349	2,065	34,448	5,981
Inventory markup and PP&E step up	598	-	8,214	16,220	-
Impairments, restructuring and other charges	5,429	(7)	2,003	8,743	2,406
Income taxes	247	(1,332)	(122)	5,869	(10,121)
Non-GAAP net income attributable to stockholders	$31,527	$23,215	$23,835	$81,069	$39,311
Non-GAAP earnings per diluted share attributable to stockholders	$0.31	$0.28	$0.24	$0.87	$0.47

Non-GAAP diluted number of shares[5]:
Diluted shares	126,329	84,205	100,035	93,640	83,941
Dilutive effect of convertible debt	(25,940)	-	-	-	-
Non-GAAP diluted number of shares	100,389	84,205	100,035	93,640	83,941

Adjusted EBITDA reconciliation[6]:
GAAP net income (loss)	$9,657	$13,938	$(2,138)	$(25,618)	$14,693
Add back items:
Income tax provision (benefit)	10,601	8,566	8,730	34,594	7,598
Interest expense	20,208	5,691	21,002	59,753	23,830
Amortization of definite-lived intangibles	6,683	1,935	6,421	18,888	8,387
Depreciation expense	39,105	24,318	40,091	133,508	95,349
Stock-based compensation	2,635	1,747	2,672	9,661	7,800
Gain on sale of asset	-	-	-	(2,504)	-
Acquisition-related costs	1,521	4,349	2,065	34,448	5,981
Inventory markup	-	-	6,792	14,200	-
Impairments, restructuring and other charges	5,429	(7)	2,003	8,743	2,406
Adjusted EBITDA	$95,839	$60,537	$87,638	$285,673	$166,044
Adjusted EBITDA margin	14.3%	15.5%	13.4%	13.6%	12.5%

Free cash flow reconciliation:
Operating cash flow	139,829	52,407	14,735	237,462	129,810
Add back items:
Payment of accreted interest on convertible sr. notes	-	-	-	8,730	1,324
Payment of acquisition-related costs	1,522	2,123	6,610	36,210	2,123
Adjusted operating cash flow	141,351	54,530	21,345	282,402	133,257
Capital expenditures, net	(22,967)	(26,262)	(30,345)	(99,718)	(108,571)
Free cash flow	$118,384	$28,268	$(9,000)	$182,684	$24,686

[1] This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2] Non-GAAP gross profit and gross margin measures exclude stock-based compensation expense, inventory markup and PP&E step up.

[3] Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges.

[4] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

[5] Non-GAAP diluted number of shares used in computing non-GAAP earnings per share attributable to stockholders excludes the dilutive effect of convertible debt.

[6] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

Contact:
Todd Schull, CFO
714-327-3000